Exhibit 1.1

[SELLING AGENT]

FORM OF SELLING AGREEMENT

                 , 2015

[Selling Agent]

[Address]

RE: MVP REIT, II Inc.

Ladies and Gentlemen:

MVP REIT II, Inc. (the “Company”) is a Maryland corporation that intends to qualify to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ending December 31, 2016. MVP Capital Partners II, LLC, a Nevada limited liability company, serves as the Company’s sponsor (the “Sponsor”).The Company proposes to offer (a) up to $500,000,000 in shares of its common stock, $0.0001 par value per share (the “Shares”), for a purchase price of $25.00 per Share, in the primary offering (the “Primary Offering”), and (b) up to $50,000,000 in Shares for a purchase price of $25.00 per Share for issuance through the Company’s distribution reinvestment program (the “DRIP” and together with the Primary Offering, the “Offering”), all upon the other terms and subject to the conditions set forth in the Prospectus (as defined in Section 1(a)). The Company has reserved the right to (i) change the offering price per share in the Offering, including the price of DRIP Shares as described in the Prospectus (as defined herein) and (ii) reallocate the Shares offered in the Offering between the Primary Offering and the DRIP.

Upon the terms and subject to the conditions contained in this Selling Agreement (this “Agreement”), the Company hereby appoints [Selling Agent] (the “Selling Agent”) to act as a selling agent for the Offering, and the Selling Agent desires to accept such engagement.

1. Representations and Warranties of the Company, the Advisor and the Sponsor. The Company, the Company’s advisor, MVP Realty Advisor, LLC (the “Advisor”), and the Sponsor, hereby represent, warrant and agree during the term of this Agreement as follows:

(a) Registration Statement and Prospectus. In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-    ) on Form S-11 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”); and one or more amendments to such registration statement may be so prepared and filed. The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the date the registration statement is initially declared effective by the Commission (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that:

(i) if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission; and (ii) if the prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to either Rule 424(b) or 424(c), as the case may be, from and after the date on which it shall have been filed. As used herein, the terms “Registration Statement,” “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

[Selling Agent]

                 , 2015

The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

Further, if a separate prospectus is filed and becomes effective with respect solely to the DRIP (a “DRIP Prospectus”), the term “Prospectus” shall refer to such DRIP Prospectus from and after the declaration of effectiveness of such DRIP Prospectus.

(b) Compliance with the Securities Act. During the term of this Agreement:

(i) the Registration Statement, the Prospectus and any amendments or supplements thereto have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Rules and Regulations”); and

(ii) the Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1(b) will not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that are based upon information furnished to the Company by the Selling Agent expressly for use in the Registration Statement or Prospectus.

(c) Securities Matters.

(i) There has not been:

(1) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose; or

(2) any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose.

(ii) The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Shares.

(d) Corporate Status and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(e) Authorization of Agreement. This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Company and, assuming due authorization, execution and delivery of this Agreement by the Selling Agent, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws (collectively, the “Enforceability Exceptions”).

(f) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under:

(i) the Company’s charter, bylaws, or other organizational documents, as the case may be;

[Selling Agent]

                 , 2015

(ii) any material indenture, mortgage, deed of trust, voting trust agreement, note, lease or other material agreement or instrument to which the Company is a party; or

(iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, except in the case of clause (ii) or (iii), for such conflicts, breaches or defaults that would not, individually or in the aggregate, result in a Company MAE (as defined below in this Section 1(f)).

As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is materially adverse to (A) the ability of the Company to conduct its proposed business, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the Shares.

(g) Consents. No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement or for the consummation by the Company of any of the transactions contemplated hereby (except as have been obtained under the Securities Act, the Exchange Act, from the Financial Industry Regulatory Authority (“FINRA”) or as may be required under state securities or applicable blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

(h) Actions or Proceedings. As of the initial Effective Date, there are no actions, suits or proceedings against, or investigations of, the Company or its subsidiaries pending before any court, arbitrator, administrative agency or other tribunal:

(i) asserting the invalidity of this Agreement;

(ii) seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement;

(iii) that would materially and adversely affect the performance by the Company of its obligations under or the validity or enforceability of, this Agreement or the Shares;

(iv) that would result in a Company MAE; or

(v) seeking to affect adversely the federal income tax attributes of the Shares except as described in the Prospectus.

The Company promptly will give notice to the Selling Agent of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the initial Effective Date.

(i) Escrow Agreement. The Company has entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank National Association (the “Escrow Agent”), substantially in the form included as an exhibit to the Registration Statement. Once a minimum of $2,000,000 of subscription funds (including from Shares purchased by the Sponsor and Advisor, their affiliates and the Company’s directors and officers) has been deposited in the escrow account, upon determination by the Company that it intends to break escrow, the Company shall deposit (or cause to be deposited) all subscription funds to a designated deposit account in the name of the Company (the “Deposit Account”) at a depository bank; provided, however, subscription funds from investors residing in states with higher minimum offering requirements, as disclosed under “Plan of Distribution” in the Prospectus, shall remain in escrow until such minimum offering requirements are satisfied.

(j) Sales Literature. Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies. To the knowledge of the Company, any and all Approved Sales Literature did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

[Selling Agent]

                 , 2015

(k) Authorization of Shares. The Shares have been duly authorized and, upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

(l) Fees. Any fees and other governmental charges payable in connection with the execution and delivery of this Agreement or the issuance, delivery and sale of the Shares have been or will be paid when due.

(m) Investment Company. The Company does not intend to conduct its business so as to be an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended and will exercise reasonable diligence to ensure that it does not become an “investment company.”

(n) Taxes. The Company has filed or will file all material federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such material taxes except those being contested in good faith, indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

(o) REIT Qualifications. The Company will make a timely election to be subject to tax as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2016, or the first year during which the Company begins material operations. Commencing with such taxable year, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and its current and proposed method of operation as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(p) Independent Registered Public Accounting Firm. The accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations. Such accountants have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(q) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(r) Government Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own would not have, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.

(s) Advisor; Advisory Agreement.

(i) The Advisor is a limited liability company duly formed and validly existing under the laws of the State of Nevada, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii) Each of this Agreement and the Advisory Agreement is duly and validly authorized, executed and delivered by or on behalf of the Advisor and, assuming due authorization, execution and delivery of this Agreement by the Selling Agent, will constitute a valid and binding agreement of the Advisor enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(iii) The execution and delivery of each of this Agreement and the Advisory Agreement and the performance hereunder and thereunder by the Advisor do not and will not conflict with, or result in a breach of any

[Selling Agent]

                 , 2015

of the terms and provisions of, or constitute a default under: (i) the Advisor’s certificate of formation, limited liability company agreement or other organizational documents; (ii) any material indenture, mortgage, stockholders agreement, note, lease or other material agreement or instrument to which the Advisor or any of its subsidiaries is a party or by which the Advisor or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings or business of the Advisor, or (B) a Company MAE; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Advisor or any of its properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of the Advisory Agreement by the Advisor. The Advisor is not in violation of its limited liability company agreement or other organizational documents.

(iv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Advisor.

(v) The Advisor possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, or business of the Advisor, (B) a Company MAE, or (C) a material adverse effect on the performance of the services under the Advisory Agreement by the Advisor, and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(t) Sponsor.

(i) The Sponsor is a limited liability company duly formed and validly existing under the laws of the State of Nevada, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii) This Agreement is duly and validly authorized, executed and delivered by or on behalf of the Sponsor and, assuming due authorization, execution and delivery of this Agreement by the Selling Agent, will constitute a valid and binding agreement of the Sponsor enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(iii) The execution and delivery of this Agreement and the performance hereunder by the Sponsor does not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Sponsor’s certificate of formation, limited liability company agreement or other organizational documents; (ii) any material indenture, mortgage, stockholders agreement, note, lease or other material agreement or instrument to which the Sponsor or any of its subsidiaries is a party or by which the Sponsor or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings or business of the Sponsor, or (B) a Company MAE; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Sponsor or any of its properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of this Agreement by the Sponsor. The Sponsor is not in violation of its limited liability company agreement or other organizational documents.

(iv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, against or affecting the Sponsor.

(v) The Sponsor possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not have or result in, individually or in the aggregate, (A) a material adverse effect on the condition, financial or otherwise, earnings, or business of the Sponsor, or (B) a Company MAE, and the Sponsor has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

2. Representations and Warranties of the Selling Agent. The Selling Agent represents and warrants to the Company, the Advisor and the Sponsor during the term of this Agreement that:

(a) Organization Status. The Selling Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of                     , with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

[Selling Agent]

                 , 2015

(b) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Agent, and assuming due authorization, execution and delivery of this Agreement by the Company, will constitute a valid and legally binding agreement of the Selling Agent enforceable against the Selling Agent in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(c) No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Selling Agent will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under:

(i) its organizational documents;

(ii) any material indenture, mortgage, deed of trust, voting trust agreement, note, lease or other material agreement to which the Selling Agent or its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which any of the property or assets of the Selling Agent is subject; or

(iii) any statute rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Selling Agent or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties or results of operations of the Selling Agent.

(d) Broker-Dealer Registration; FINRA Membership. The Selling Agent is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in those states where the Selling Agent is required to be registered in order to carry out the Offering as contemplated by this Agreement. Moreover, the Selling Agent’s employees and representatives have all required licenses and registrations to act under this Agreement. There is no provision in the Selling Agent’s FINRA membership agreement that would restrict the ability of the Selling Agent to carry out the Offering as contemplated by this Agreement.

(e) Disclosure. The information under the caption “Plan of Distribution” in the Prospectus, insofar as it relates to the Selling Agent, and all other information furnished to the Company by the Selling Agent expressly for use in the Registration Statement, any preliminary Prospectus or the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Offering and Sale of the Shares.

(a) Appointment and Offering Period. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints the Selling Agent as its agent and distributor to solicit subscriptions for the Shares at the subscription price. The Selling Agent hereby accepts such agency and agrees to use its best efforts to sell or cause to be sold the Shares in such quantities and to such persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement. The Selling Agent shall do so during the period commencing on the initial Effective Date and ending on the earliest to occur of the following (such period being the “Offering Period”):

(i) the later of (1) two years after the initial Effective Date of the Registration Statement and (2) at the Company’s election, the date on which the Company is permitted to extend the Offering in accordance with the rules of the Commission;

(ii) the acceptance by the Company of subscriptions for $500,000,000 in Shares;

(iii) the termination of the Offering by the Company, which the Company shall have the right to terminate in its sole and absolute discretion at any time;

(iv) the termination of the effectiveness of the Registration Statement; and

(v) the liquidation or dissolution of the Company.

[Selling Agent]

                 , 2015

Under no circumstances will the Selling Agent be obligated to underwrite or purchase any Shares for its own account and, in soliciting purchases of Shares, the Selling Agent shall act solely as the Company’s agent and not as an underwriter or principal.

(b) Subscription Documents. Each person desiring to purchase Shares through the Selling Agent will be required to complete and execute the subscription documents described in the Prospectus.

(i) Until the minimum offering of $2,000,000 in Shares has been sold, payments for Shares shall be made by checks payable to “UMB Bank, N.A., as escrow agent for MVP REIT II, Inc.” During such time, the Selling Agent shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to the Escrow Agent at the address provided in the Subscription Agreement. If any Subscription Agreement solicited is rejected by the Selling Agent or the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection.

(ii) Once the minimum offering of $2,000,000 in Shares has been sold, payments for Shares shall be made payable to “MVP REIT II, Inc.” At such time, the Selling Agent shall forward original checks together with an original Subscription Agreement, executed and initialed by the subscriber as provided for in the Subscription Agreement, to the Company, at the address provided in the Subscription Agreement; provided, however, subscription funds from investors residing in states with higher minimum offering requirements, as disclosed under “Plan of Distribution” in the Registration Statement, shall remain in escrow until such minimum offering requirements are satisfied.

(c) Completed Sale. A sale of a Share shall be deemed by the Company to be completed for purposes of Section 3(d) if and only if:

(i) the Company or an agent of the Company has received a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased Share, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Selling Agent in accordance with the provisions of this Agreement;

(ii) the Company has accepted such subscription; and

(iii) such investor has been admitted as a stockholder of the Company.

In addition, no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the Prospectus. The Selling Agent hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission will be paid to the Selling Agent with respect to that portion of any subscription which is rejected.

(d) Selling Agent Compensation.

(i) Subject to the provisions contained in the Prospectus or this Section 3(d), the Sponsor agrees to pay, or cause its affiliates (other than the Company) to pay, the Selling Agent selling commissions in the amount of 6.5% of the selling price of each Share for which a sale is completed from the Shares offered in the Primary Offering. The Sponsor will not pay selling commissions for sales of Shares pursuant to the DRIP and may pay reduced selling commissions or may eliminate selling commissions on certain sales of Shares on the terms set forth in the Prospectus. The Company will not pay any portion of the selling commissions and has no obligation of any kind to pay such commissions.

(ii) All sales commissions payable to the Selling Agent will be paid within 10 business days after the investor subscribing for the Share is admitted as a stockholder of the Company, in an amount equal to the sales commissions payable with respect to such Shares. The Selling Agent acknowledges that no commissions, payments or other amounts will be paid to the Selling Agent unless and until the gross proceeds of the Shares sold are disbursed to the Company in accordance with the terms of the Escrow Agreement.

(iii) In no event shall the total aggregate compensation payable to the Selling Agent participating in the Offering, including, but not limited to, selling commissions exceed 10.0% of gross offering proceeds from the Primary Offering in the aggregate. The Selling Agent shall repay to the Sponsor or its affiliates any excess amounts

[Selling Agent]

                 , 2015

received over FINRA’s 10% cap if the Offering is abruptly terminated after receiving the minimum amount offered by the Company pursuant to the Prospectus and before reaching the maximum amount offered by the Company pursuant to the Prospectus.

(iv) Notwithstanding anything to the contrary contained herein, if the Sponsor or its affiliates (other than the Company) pays any selling commission to the Selling Agent for sale by the Selling Agent of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, then the Sponsor shall decrease the next payment of selling commissions or other compensation otherwise payable to the Selling Agent by the Sponsor under this Agreement by an amount equal to the commission rate established in this Section 3(d), multiplied by the number of Shares as to which the subscription is rescinded. If no payment of selling commissions or other compensation is due to the Selling Agent after such withdrawal occurs, then the Selling Agent shall pay the amount specified in the preceding sentence to the Sponsor within a reasonable period of time not to exceed 30 days following receipt of notice by the Selling Agent from the Company, the Sponsor or its affiliates stating the amount owed as a result of rescinded subscriptions.

(e) Due Diligence Fee. In addition to any payments to the Selling Agent pursuant to Section 3(d), the Sponsor or its affiliates (other than the Company) may pay the Selling Agent a one-time fee in the amount of $        to compensate the Selling Agent for reasonable bona fide due diligence expenses incurred by the Selling Agent in connection with the Offering to the extent permitted pursuant to the rules and regulations of FINRA, provided, however, that no due diligence fee shall be reimbursed by the Sponsor pursuant to this Section 3(e) which would cause the aggregate of all of the Company’s expenses described in Section 3(e) and compensation paid to the Selling Agent pursuant to Section 3(d) to exceed 15% of the gross proceeds from the sale of the Primary Shares. The Company will not pay any portion of the due diligence fee and has no obligation of any kind to pay such fee.

4. Expenses.

(a) Subject to Sections 4(b) and 4(c), the Selling Agent shall pay its own entire costs and expenses incident to the performance of its obligations under this Agreement.

(b) The Advisor agrees to pay all costs and expenses related to:

(i) the registration of the offer and sale of the Shares with the Commission;

(ii) expenses of printing the Registration Statement and the Prospectus, any amendment or supplement thereto and any Approved Sales Literature as herein provided;

(iii) fees and expenses incurred in connection with any required filing with the FINRA; and

(iv) expenses of qualifying the Shares for offering and sale under state blue sky and securities laws.

(c) The Sponsor or its affiliates (other than the Company) shall reimburse the Selling Agent for approved or deemed approved reasonable bona fide due diligence expenses in accordance with Section 3(e).

(d) The Sponsor or its affiliates (other than the Company) shall reimburse the Selling Agent for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (b) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (c) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 4(d) that would cause the total underwriting compensation paid in connection with the Offering to exceed 10% of the gross proceeds from the sale of the Primary Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3(e).

(e) Notwithstanding anything to the contrary set forth in this Agreement, neither the Company nor the Sponsor or its affiliates shall pay, or reimburse the Advisor for, the costs and expenses described in this Section if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310 (including all Offering expenses for which the Company is responsible as described in Section 4(b), and all of the compensation described in Section 3(d) and due diligence expenses described in Section 3(e)) to exceed 15.0% of the gross proceeds from the sale of the Primary Shares.

[Selling Agent]

                 , 2015

5. Conditions to the Selling Agent’s Obligations. The Selling Agent’s obligations hereunder shall be subject to the following terms and conditions and if all such conditions are not satisfied or waived by the Selling Agent on or before the initial Effective Date or at any time thereafter until the termination of the Offering Period (as defined in Section 3(a)), then no funds shall be released (1) from the Escrow Account if the Selling Agent provides notice to this effect to the Company and the Escrow Agent, and (2) from the Deposit Account if the Selling Agent provides notice to this effect to the Company after the minimum offering amount is raised:

(a) The representations and warranties on the part of the Company contained in this Agreement hereof shall be true and correct in all material respects and the Company shall have complied with its covenants, agreements and obligations contained in this Agreement in all material respects;

(b) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company, no proceedings for that purpose shall have been instituted or threatened by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Selling Agent; and

(c) The Registration Statement and the Prospectus, and any amendment or any supplement thereto, shall not contain any untrue statement of material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

6. Covenants of the Company and the Advisor. The Company and the Advisor covenant and agree with the Selling Agent as follows:

(a) Registration Statement. The Company will use its best efforts to:

(i) cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; and

(ii) on an ongoing basis, maintain effective status with the Commission thereafter.

The Company will comply in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

(b) Commission Orders. If the Commission shall issue any stop order or any other order preventing or suspending the use of the Prospectus, or shall institute any proceedings for that purpose, then the Company will promptly notify the Selling Agent and use its best efforts to prevent the issuance of any such order and, if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible.

(c) Blue Sky Qualifications. The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Selling Agent and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at the Selling Agent’s request, furnish the Selling Agent with a copy of such papers filed by the Company in connection with any such qualification. The Company will promptly advise the Selling Agent of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible.

(d) Amendments and Supplements. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Selling Agent that it believes such an event has occurred, as a result of which the Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Securities Act, then the Company will promptly notify the Selling Agent thereof (unless the information shall have been received from the Selling Agent) and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Selling Agent thereof sufficient copies for its own use.

[Selling Agent]

                 , 2015

(e) Copies of Registration Statement. The Company will furnish the Selling Agent with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Selling Agent may reasonably request for sale of the Shares.

(f) Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will validly exist as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

(g) Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement and under the Articles of Amendment and Restatement in the form included as exhibits to the Registration Statement (as the same may be amended, supplemented or otherwise modified from time to time, the “Charter”) and bylaws for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

(h) Sales Literature. The Company will furnish to the Selling Agent as promptly as shall be practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use to the extent required by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies. The Company agrees to prepare sales literature reasonably requested by the Selling Agent in connection with the Offering. The Company and the Selling Agent agree that all sales literature developed in connection with the Offering shall be the property of the Company and the Company shall have control of all such sales literature. Each of the Company and the Advisor will not (and will cause its affiliates to not) : (1) show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (2) show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(i) Use of Proceeds. The Company intends to apply the proceeds from the sale of the Shares substantially as set forth in the Prospectus.

(j) Regulatory Filings. Notwithstanding anything herein to the contrary, the Company shall provide the Selling Agent with a copy of any notice, filing, application, registration, document, correspondence or other information that the Company delivers, makes or files with any governmental authority or agency (federal, state or otherwise) or with FINRA in connection with the Offering, this Agreement or any of the transactions completed hereby.

7. Covenants of the Selling Agent. The Selling Agent covenants and agrees with the Company as follows:

(a) Compliance with Laws.

(i) With respect to the Selling Agent’s participation in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), the Selling Agent agrees to comply in all material respects with all applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the Offering, the sale of Shares and with all applicable state securities or blue sky laws, and the Rules of FINRA applicable to the Offering, from time to time in effect. The Selling Agent will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

[Selling Agent]

                 , 2015

(ii) In addition, the Selling Agent shall, in accordance with applicable law or as prescribed by any state securities administrator, provide to any prospective investor copies of any prescribed document which is part of the Registration Statement and any supplements thereto during the course of the Offering and prior to the sale. The Company may provide the Selling Agent with certain Approved Sales Literature to be used by the Selling Agent in connection with the solicitation of purchasers of the Shares. The Selling Agent agrees not to deliver the Approved Sales Literature to any person prior to the initial Effective Date. If the Selling Agent elects to use such Approved Sales Literature after the initial Effective Date, then the Selling Agent agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Shares unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.

(iii) The Selling Agent agrees that it will not use any Approved Sales Literature other than those provided to the Selling Agent by the Company for use in the Offering. The use of any other sales material is expressly prohibited.

(b) No Additional Information. In offering the Shares for sale, the Selling Agent shall not give or provide any information or make any representation other than those contained in the Prospectus or the Approved Sales Literature. The Selling Agent shall not (i) show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (ii) show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(c) Sales of Shares. The Selling Agent shall solicit purchases of the Shares only in the jurisdictions in which the Selling Agent is legally qualified to so act and in which the Selling Agent has been advised by the Company or counsel to the Company that such solicitations can be made.

(d) Subscription Agreement. The Selling Agent will comply in all respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by the Selling Agent to the Company only on the form which is included as an exhibit to the Prospectus. The Selling Agent understands and acknowledges that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

(e) Suitability.

(i) The Selling Agent will offer Shares only to persons that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Selling Agent will comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA Rules and the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”).

(ii) The Selling Agent agrees that in recommending the purchase of the Shares in the Primary Offering to an investor, the Selling Agent and each person associated with the Selling Agent that makes such recommendation shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Selling Agent, the person associated with the Selling Agent that:

(1) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of an investment in the Shares;

(2) the investor has a fair market net worth sufficient to sustain the risks inherent in the Offering, including loss of investment and lack of liquidity; and

(3) an investment in the Shares offered in the Primary Offering is otherwise suitable for the investor.

[Selling Agent]

                 , 2015

(iii) The Selling Agent agrees, as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the Primary Offering, to maintain in the files of the Selling Agent documents disclosing the basis upon which the determination of suitability was reached as to each investor.

(iv) In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Selling Agent may rely on (A) representations from investment advisers who are not affiliated with the Selling Agent, banks acting as trustees or fiduciaries, and (B) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Selling Agent after due inquiry. Notwithstanding the foregoing, the Selling Agent shall not execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

(f) Electronic Delivery. If the Selling Agent intends to use electronic delivery to distribute the Prospectus to any person, then the Selling Agent will comply with all applicable requirements of the Commission, the Blue Sky laws and/or FINRA and any other laws or regulations related to the electronic delivery of documents.

(g) AML Compliance. The Selling Agent represents to the Company that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”, and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Selling Agent further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Selling Agent hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, and (ii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

(h) Recordkeeping. The Selling Agent will comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act, and shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, such records with respect to each investor who purchases Primary Shares, information used to determine that the investor meets the suitability standards imposed on the offer and sale of the Primary Shares (both at the time of the initial subscription and at the time of any additional subscriptions), the amount of Primary Shares sold, and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

(i) Suspension or Termination of Offering. The Selling Agent agrees to suspend or terminate the offering and sale of the Primary Shares upon request of the Company at any time and to resume the offering and sale of the Primary Shares upon subsequent request of the Company.

(j) Cooperation. Upon the expiration or earlier termination of this Agreement, the Selling Agent will use reasonable efforts to cooperate fully with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to a successor selling agent of the operation and management of the of the services the Selling Agent is providing to the Company under this Agreement. The Selling Agent will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 7(j), but the Company will pay or reimburse the Selling Agent for any out-of-pocket expenses reasonably incurred by the Selling Agent in connection therewith.

(k) Legal Action Related to Selling Commissions or Due Diligence Fees. The Selling Agent shall not bring any action, suit or other proceeding against the Company or any of its assets with respect to any selling commissions or due diligence fees, including without limitation any proceeding claiming nonpayment of selling commissions or due diligence fees by the Sponsor or its affiliates (other than the Company). The Company shall not be subject to any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities whatsoever with respect to any selling commissions or due diligence fees and none of its assets shall be used in any way to pay for, or support the payment of, any selling commissions or due diligence fees.

[Selling Agent]

                 , 2015

8. Indemnification.

(a) Indemnified Parties Defined. For the purposes of this Agreement, an “Indemnified Party” shall mean a person or entity entitled to indemnification under Section 8, as well as such person’s or entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such person or entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b) Indemnification of the Selling Agent.

(i) The Company will indemnify, defend and hold harmless the Selling Agent, and its respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which the Selling Agent, or its respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(1) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company, any material breach of a covenant contained herein by the Company, or any material failure by the Company to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering;

(2) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or

(3) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The Company will reimburse the Selling Agent, and its respective Indemnified Parties, for any reasonable legal or other expenses incurred by the Selling Agent, and its respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Selling Agent in the preparation of (A) the Registration Statement or any such post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus, (B) any such Approved Sales Literature or (C) any such Blue Sky Application; and further provided that the Company will not be liable in any such case if it is determined that the Selling Agent was at fault in connection with the loss, claim, expense, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(iii) Notwithstanding anything to the contrary set forth herein, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in this Section 8(b) is further limited to the extent that no such indemnification by the Company of the Selling Agent, or its respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

[Selling Agent]

                 , 2015

(c) Selling Agent Indemnification of the Company. The Selling Agent will indemnify, defend and hold harmless the Company and each of its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon:

(i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Selling Agent, any material breach of a covenant contained herein by the Selling Agent, or any material failure by the Selling Agent to perform its obligations hereunder or to comply with federal or state securities laws applicable to the Selling Agent;

(ii) any untrue statement or any alleged untrue statement of a material fact contained (A) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; or

(iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof to make the statements therein not misleading, or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Selling Agent expressly for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto;

(iv) any use of sales literature, including “broker-dealer use only” materials, by the Selling Agent that is not Approved Sales Literature; or

(v) any untrue statement made by the Selling Agent or omission by the Selling Agent to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the Offering, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Approved Sales Literature or any other materials or information furnished by or on behalf of the Company.

The Selling Agent will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with the investigation or defense of such loss, claim, expense, damage, liability or action.

If the Selling Agent brings any action against the Company or any of its assets with respect to any selling commissions or due diligence fees, including without limitation any proceeding claiming nonpayment of selling commissions or due diligence fees by the Sponsor or its affiliates, which is prohibited by this Agreement, then the Selling Agent shall be required to fully indemnify the Company for all of its costs and expenses, including attorneys’ fees, incurred in connection with defending such action.

This indemnity agreement will be in addition to any liability which the Selling Agent may otherwise have.

[Selling Agent]

                 , 2015

(d) Action Against Parties; Notification.

(i) Promptly after receipt by any Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.

(ii) Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(e) Reimbursement of Fees and Expenses. An indemnifying party under Section 8 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

(i) In the case of the Company indemnifying the Selling Agent, the advancement of funds to the Selling Agent for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA REIT Guidelines) only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (B) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) the Selling Agent undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Selling Agent is found not to be entitled to indemnification.

(ii) In any case of indemnification other than that described in Section 8(e)(i) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and if a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

9. Contribution.

(a) If Indemnification is Unavailable. If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred:

(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Agent, respectively, from the proceeds received in the Primary Offering pursuant to this Agreement; or

(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Agent, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable consideration.

[Selling Agent]

                 , 2015

(b) Relative Benefits. The relative benefits received by the Company and the Selling Agent, respectively, in connection with the proceeds received in the Primary Offering pursuant to this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Primary Offering pursuant to this Agreement (before deducting expenses), received by the Company, and the total selling commissions received by the Selling Agent in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Shares sold in the Primary Offering as set forth on such cover.

(c) Relative Fault. The relative fault of the Company and the Selling Agent, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, by the Selling Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) Pro Rata is Unreasonable. The Company and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Limits. Notwithstanding the provisions of this Section 9, the Selling Agent shall not be required to contribute any amount by which the total price at which the Shares sold in the Primary Offering to the public by them exceeds the amount of any damages which the Selling Agent has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) Fraudulent Misrepresentation. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

(g) Benefits of Contribution. For the purposes of this Section 9, the Selling Agent’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Selling Agent, and each of the officers, directors, employees, members, partners, agents and representatives of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company.

10. Termination of this Agreement.

(a) Term; Expiration. This Agreement shall become effective on the initial Effective Date and the obligations of the parties hereunder shall not commence until the initial Effective Date. This Agreement may be terminated by either party upon 60 calendar days’ written notice to the other party. This Agreement shall automatically expire on the termination date of the Offering as described in Section 3(a) above.

(b) Delivery of Records Upon Expiration or Early Termination. Upon the expiration or early termination of this Agreement for any reason, the Selling Agent shall:

(i) promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Shares into the Escrow Account for the deposit of investor funds;

[Selling Agent]

                 , 2015

(ii) to the extent not previously provided to the Company a list of all investors who have subscribed for or purchased shares; and

(iii) promptly deliver to the Company copies of any sales literature designed for use specifically for the Offering that it is then in the process of preparing. Upon expiration or earlier termination of this Agreement, the Company shall pay to the Selling Agent all compensation to which the Selling Agent is or becomes entitled under Section 3(d) at such time as such compensation becomes payable.

11. Miscellaneous.

(a) Survival. The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 3(d) (Selling Agent Compensation); Section 8 (Indemnification); Section 9 (Contribution); Section 10 (Termination of this Agreement) and this Section 11 (Miscellaneous). Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination. In no event shall the Selling Agent be entitled to payment of any compensation in connection with the Offering if the Offering is not completed according to this Agreement; provided, however, that the reimbursement of out-of-pocket accountable expenses actually incurred by the Selling Agent or person associated with the Selling Agent shall not be presumed to be unfair or unreasonable and shall be payable under normal circumstances and in compliance with all federal and state rules and regulations, the Rules of FINRA and the NASAA Guidelines.

(b) Notices. All notices or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:

MVP REIT II, Inc.

12730 High Bluff Drive, #110

San Diego, California 92130

Facsimile No.: (    )      -

Attention:

If to the Advisor:

MVP Realty Advisor, LLC

12730 High Bluff Drive, #110

San Diego, California 92130

Facsimile No.: (    )      -

Attention:

If to the Sponsor:

MVP Capital Partners II, LLC

12730 High Bluff Drive, #110

San Diego, California 92130

Facsimile No.: (    )      -

Attention:

If to the Selling Agent:

[Selling Agent]

[Address]

Facsimile No.: (    )      -

Attention:

[Selling Agent]

                 , 2015

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 11(b).

(c) Successors and Assigns. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(d) Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(e) Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws’ provisions, of the State of [New York].

(f) Waiver. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

(g) Attorneys’ Fees. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment.

(h) No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Selling Agent as being in association with or in partnership with the Company or one another, and instead, this Agreement only shall constitute the Selling Agent as a broker authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Selling Agent or the Company liable for the obligations of one another.

(i) Third Party Beneficiaries. Except for the persons and entities referred to in Section 8 (Indemnification) and Section 9 (Contribution), there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Section 8 and Section 9, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Section 8 and Section 9 shall be a third party beneficiary of this Agreement.

(j) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing by all of the parties hereto.

(k) Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

(l) Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Selling Agent regarding recordholder information about the clients of such Selling Agent who have invested with the Company on an on-going basis for so long as the Selling Agent has a relationship with such clients.

(m) Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

[Selling Agent]

                 , 2015

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have each duly executed this Selling Agreement as of the day and year set forth above.

THE COMPANY:

MVP REIT II, INC.

By:
Michael V. Shustek
Chief Executive Officer

THE ADVISOR:

MVP REALTY ADVISOR, LLC

By:
Michael V. Shustek
Managing Member

THE SPONSOR:

MVP CAPITAL PARTNERS II, LLC

By:
Michael V. Shustek
Managing Member

Accepted as of the date first above written:

THE SELLING AGENT:

[SELLING AGENT]

By:
Name:
Title: